Exhibit 32.1
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Certification pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley act of 2001.

In connection with the Quarterly Report of Delek Resources, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Leonard Sternheim, President of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2001, that:

      (1)   The Report fully complies with the  requirements of Section 13(a) or
            15(d) of the Securities Exchange Act of 1934, as amended; and
      (2)   The  information  contained in the Report  fairly  presents,  in all material respects, the financial condition and result of operations of the Company.

Dated: November 16, 2005

                          /s/ Leonard Sternheim
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                          Leonard Sternheim, President, Chief Executive Officer